ACQUISITION AGREEMENT

     This Asset Acquisition Agreement is entered into as of the 15th day of December, 2002, by and among XRG, INC., a Delaware corporation ("XRG"), J. BENTLY COMPANIES, INCORPORATED, a Tennessee corporation ("JBC"), BENTLY LOGISTICS, INCORPORATED, a Tennessee corporation ("BL"), and JOSEPH STAPLETON and STANLEY SHADDEN, individuals residing in Monroe County, Tennessee ("The Shareholders"). XRG, JBC, BL and The Shareholders are referred to herein individually as "Party" and collectively as "Parties." This Agreement contemplates a transaction in which XRG will acquire certain assets of JBC and/or BL in consideration of JBC, BL and/or The Shareholders receiving cash payments from XRG.

     Now,  therefore,  in  consideration  of  the  respective   representations,
promises, warranties and covenants of the Parties set forth herein, the Parties, intending to be legally bound, agree as follows.

     1. Definitions.

     "Closing"  and  "Closing  Date" have the  respective  meanings set forth in
Section 2(g) below.

     "Disclosure Schedule" has the meaning set forth in Section 3 below.

     "Effective Date" means the date first indicated above.

     "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     "Intellectual Property" means (a) all trademarks, service marks, trade dress, logos, trade names, and company names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (b) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (c) all trade secrets and confidential business information (including ideas, research and development, know-how, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (d) all other proprietary rights, and (e) all copies and tangible embodiments thereof (in whatever form or medium).

     "Liability" or "Liabilities" or "liability" or "liabilities" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     ""Pre-Closing Transaction" means a financial event that will occur within 30 days of the effective date of this agreement and prior to the date of closing.

     "Post-Closings Transaction" means a financial event that will occur on or after the date of closing.

     "Purchased Assets" means all right, title, and interest in and to (a) the furniture, fixtures, equipment and other items listed in Exhibit A; (b) all JBC and BL shipper contacts and owner-operator contacts and accounts, and any written agreements and contracts that are listed in Exhibit B and all rights thereunder; (c) all claims, deposits, prepayments, refunds, causes of action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of taxes) associated with the Purchased Assets; (d) all of JBC's and BL's operating authorities, franchises, approvals, permits, licenses, leases, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies; (e) all of the customer and supplier lists, creative materials, advertising, promotional materials, studies, reports, business plans and marketing plans of JBC and BL;
(f) all of JBC's and BL's Intellectual Property; and (g) all goodwill associated with the foregoing; provided, however, that the Purchased Assets shall not include (i) the corporate charter, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of JBC or BL as a corporation, (ii) any of the rights of JBC or BL under this Agreement (or under any side agreement between JBC or BL on the one hand and XRG on the other hand entered into on or after the date of this Agreement), and (iii) JBC's or BL's cash and accounts receivable, transportation equipment, or any liabilities.

     "Real Estate" means the real property identified in Exhibit E.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other security interest.

     2. Basic Transaction.

     (a) Purchase. Subject to the terms and conditions of this Agreement, XRG shall purchase from JBC and/or BL, and JBC and BL shall sell, transfer, convey, and deliver to XRG, all of the Purchased Assets and the Real Estate at the Closing for the consideration specified below in this Section 2.

     (b) Purchase Consideration. As full consideration for the purchase of the Purchased Assets, XRG shall pay to BL, at Closing, a sum equal to the total of
(i) the unpaid balance as of December 15, 2002, on the outstanding loan(s) covering the trailers that are included in the Purchased Assets, and (ii) the unpaid balance as of the Closing Date on the outstanding loan(s) covering the tractors that are included in the Purchased Assets. As full consideration for the purchase of the Real Estate, XRG shall pay to BL the sum of $450,000 at Closing.

     (c) Non-Assumption of Liabilities. XRG will not assume any Liabilities of JBC, BL, or The Shareholders.

     (d) Consideration to The Shareholders.

          Pre-Closing Transactions:

               XRG through its assigns will purchase 182 of the trailers now used by JBC of a price sufficient to satisfy the existing debt. An inventory of the 182 trailers is attached as Exhibit B.

               XRG through its assigns will purchase the Real Estate including 27 Acres MOL and leaseback the buildings (containing approximately 13,000 square feet of area) and 7 acres of land as a truck facility.

               JBC will lease the 182 trailers listed in Exhibit B on terms contained in Exhibit C. Joe Stapleton will have no personal liability resulting from the proposed leaseback.

               JBC will lease the buildings (containing approximately 13,000 square feet of area) and 7 acres of land as a truck facility. The written lease agreement will be at a rate of $7,500 per month, subject to annual CPI increases, for an initial term of 15 years (with no personal liability for Joe Stapleton).

               XRG shall pay a $50,000 one time incentive payment to Joseph Stapleton.

          Post-Closing Transactions:

               XRG shall pay $50,000 per month to Joseph Stapleton commencing on the 10th day of the first full calendar month following the Closing Date and continuing on the 10th day of each calendar month thereafter until the total Business Value (as defined in subsection 2(e) below) has been paid to him.

               XRG will assume the responsibility of compensating the broker of record, Elbert Mitchell, for all of his efforts on behalf of JBC, BL and The Shareholders at Closing.

               JBC will pay incentive management fees to JBC managers on a quarterly basis equal, in the aggregate, to the margin between the actual cost of business operations and 85% of gross revenue for such quarter

     (e) Operation of Business Prior to Closing. Between the Effective Date and the Closing Date, XRG and JBC will jointly manage the business of JBC, including the following:

               (i) XRG will receive 5% of the gross receipts of JBC between the Effective Date and the Closing Date;

               (ii) JBC and XRG will agree on the staffing at JBC's Sweetwater location;

               (iii) all transactions will be originated and logged through XRG's electronic system. Payments for JBC's debt and lease obligations, employee wages, operating expenses, settlements and taxes will be disbursed through XRG's electronic system; and

               (iv) XRG and JBC will work to optimize the utility of equipment assets and expand the customer base in order to increase the value of the business.

     The value of JBC's business ("Business Value") will, for purposes of this Agreement, be the greater of (A) $1,500,000 or (B) the remaining balance of the TRAC leases as of April 1, 2003 plus four (4) times the amount which is equal to 150% of JBC's EBITDA for the first quarter of 2003.

     (f) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of XRG, 5301 W. Cypress Street, Suite 111, Tampa, Florida 33607 on such date as agreed to by the Parties following the satisfaction or waiver of all pre-closing conditions to the obligations of the Parties to consummate the transactions contemplated hereby ("Closing Date").

     (g) Deliveries at the Closing. At the Closing (i) JBC and BL will deliver to XRG the various certificates, instruments, and documents referred to in
Section 6(a) below; (ii) XRG will deliver to JBC and BL the various certificates, instruments, and documents referred to in Section 6(b) below;
(iii) JBC and BL will execute and deliver to XRG a Bill of Sale in the form attached hereto as Exhibit C, an Assignment of Contracts in the form attached hereto as Exhibit D and such other instruments of sale, transfer, conveyance, and assignment as XRG and its counsel reasonably may request; (iv) XRG will execute and deliver to JBC such instruments of assumption as JBC and its counsel reasonably may request; and (v) JBC and BL will deliver to XRG keys to all locks on the business premises or for any items of the Purchased Assets requiring keys and the codes and passwords to all security and password systems on the business premises or for any items of the Purchased Assets.

     3. Representations and Warranties of JBC, BL and The Shareholders. JBC, BL and The Shareholders, jointly and severally, represent and warrant to XRG that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

     (a) Organization of JBC. JBC and BL are corporations duly organized, validly existing, and in good standing under the laws of the State of Tennessee.

     (b) Authorization of Transaction. JBC and BL each have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of JBC and BL, and JBC's and BL's stockholder(s), have duly authorized the execution, delivery, and performance of this Agreement by JBC and BL. This Agreement constitutes the valid and legally binding obligation of JBC, BL, and The Shareholders, enforceable in accordance with its terms and conditions.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which JBC, BL or The Shareholders are subject or any provision of the charter or bylaws of JBC or BL or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which JBC, BL or The Shareholders are a party or by which it or they are bound or to which any of its or their assets are subject (or result in the imposition of any Security Interest upon any of its or their assets). JBC, BL and The Shareholders do not need to give notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (d) Brokers' Fees. JBC, BL and The Shareholders have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which XRG could become liable or obligated.

     (e) Title to Assets. JBC or BL, as applicable, has good and marketable title to the Purchased Assets and the Real Estate, free and clear of any Security Interests or restrictions on transfer.

     (f) Legal Compliance. JBC and BL have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against JBC or BL alleging any failure so to comply.

     (g) Environment, Health, and Safety.

          (i)  JBC  and BL and  their  predecessors  have  complied  and  are in
     compliance   with,  and  the  Real  Estate  is  in  compliance   with,  all
     Environmental, Health, and Safety Requirements.

          (ii) Without limiting the generality of the foregoing, JBC and BL have obtained and complied with, and are in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business.

          (iii) Neither JBC or BL, nor their predecessors, has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

     (h)  Disclosure.  The  representations  and  warranties  contained  in this
Section 3 do not contain any untrue statement of a fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

     4. Representations and Warranties of XRG. XRG represents and warrants to JBC and BL that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

     (a) Organization of XRG. XRG is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

     (b) Authorization of Transaction. XRG has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of XRG, enforceable in accordance with its terms and conditions.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which XRG is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which XRG is a party or by which it is bound or to which any of its assets is subject. XRG does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (d) Brokers Fees. XRG has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which JBC or BL could become liable or obligated.

     5. Pre-Closing Covenants. In addition to the items set forth in Section 2 above, the Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

     (b) Operation of Business. JBC and BL will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

     (c) Preservation of Business. JBC and BL will each maintain and continue to promote its business, its business operations, and its business relationships, and will maintain its property, including its present operations, physical facilities, working conditions, and relationships with its suppliers, customers, independent contractors and employees.

     (d) Full Access, Cooperation and Authorization. JBC and BL will permit representatives of XRG to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of JBC or BL, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to JBC and BL. JBC and BL and their officers and employees will cooperate with XRG and facilitate XRG's due diligence investigation of JBC and BL. JBC's and BL's execution of this Agreement constitutes authorization to JBC's and BL's accountants, attorneys, bankers, lenders and other professional advisors and consultants to meet with representatives of XRG and disclose to XRG any and all information in their possession regarding JBC or BL.

     (e) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(e), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (f) Exclusivity. JBC and BL will revoke any current listing of its business for sale. JBC and BL will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any of the stock or assets of JBC or BL (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek the foregoing. JBC and BL will notify XRG immediately if any Person makes any proposal, offer, inquiry, or contact with respect to the foregoing.

     6. Conditions to Obligation to Close.

     (a) Conditions to Obligation of XRG. The obligation of XRG to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions at or prior to Closing:

          (i) the representations and warranties set forth in Section 3 above and Section 8 below shall be true and correct in all material respects at and as of the Closing Date;

          (ii) JBC and BL shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

          (iii) JBC and BL shall have procured any required third party consents;

          (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of XRG to own the Purchased Assets;

          (v) XRG shall have obtained on terms and conditions reasonably satisfactory to it all of the financing it needs in order to consummate the transactions contemplated hereby;

          (vi) all actions to be taken by JBC and BL in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to XRG; and

          (vii) all of the following shall have been accomplished to the reasonable satisfaction of XRG:

               (A) execution by the Parties of lease agreements covering the Real Estate and the trailers;

               (B) delivery of executed title certificates to any titled assets to be acquired by XRG, including a warranty deed for the Real Estate;

               (C) completion to XRG's satisfaction of its due diligence review and inspection of the Real Estate;

               (D) execution of a non-competition agreement between XRG and The Shareholders; and

               (E) execution of employment agreements by The Shareholders, as applicable.

     XRG may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of JBC and BL. The obligation of JBC and BL to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

     (ii) XRG shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); and

     (iv) all actions to be taken by XRG in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to JBC and BL.

     JBC and BL may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

     7. Termination.

     (a) Termination of Agreement. This Agreement may be terminated as provided below:

          (i) XRG, BL and JBC may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) XRG may terminate this Agreement by giving written notice to JBC and BL if XRG is not reasonably satisfied with the results of its continuing due diligence review regarding JBC or BL; or

          (iii) XRG may terminate this Agreement by giving written notice to JBC and BL at any time prior to the Closing in the event JBC, BL or The Shareholders have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, XRG has notified JBC, BL or The Shareholders, as applicable, of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach.

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach). If XRG terminates this Agreement pursuant to Section 7(a)(iii) above, JBC, BL and The Shareholders, jointly and severally, shall be liable for XRG's costs and expenses related to the transaction hereunder.

     8. Real Estate Terms and Conditions

     (a) Title and Lien Documents. Within thirty (30) days following the Effective Date, JBC, at its sole cost and expense, shall deliver or cause to be delivered to XRG the following:

          (i) a commitment for title insurance ("Title Commitment") issued by a title company acceptable to XRG ("Title Company") setting forth the status of the title of the Real Estate and showing all liens, security interests, claims, encumbrances, easements, rights of way, encroachments, reservations, restrictions, and any other matters affecting the Real Estate ("Encumbrances"); and

          (ii) true, complete, and legible copies of all documents referred to in the Title Commitment.

     (b) Delivery of Survey. Within thirty (30) days following the Effective Date, JBC, at its sole cost and expense, shall deliver or cause to be delivered to XRG a survey ("Survey") of the Real Estate which shall: (i) reflect the actual dimensions of, and area within, the Real Estate, the location of any easements, setback lines, encroachments, or overlaps thereon or thereover, and the outside boundary lines of all improvements; (ii) identify by recording reference all easements, setback lines, and other matters referred to on the Title Commitment; (iii) reflect that there is access to and from the Real Estate from a publicly dedicated street or road; (iv) reflect any area within the Real Estate that has been designated by any federal, state, or local governmental agency or body as being subject to special, or increased, flooding hazards; and
(v) include a surveyor's certification, reasonably acceptable to XRG and sufficient to cause the Title Company to delete any survey exception on the owner's title policy. The surveyor shall compile a metes and bounds description of the Real Estate from the information contained within the Survey and this description shall be used in the documents executed at Closing and such field notes shall be incorporated herein by this reference upon their completion and approval by XRG.

     (c) Notice of Objections. Within thirty (30) days after the receipt of all of the items referred to in subsections (a) and (b) above, XRG shall give JBC written notice ("Objection Notice") of all Encumbrances reflected on the Survey that constitute, in XRG's sole opinion, objections to title ("Objectionable Encumbrances"). If XRG's Objection Notice is not timely delivered, then all of the items reflected on the Title Commitment and Survey shall be considered to be Permitted Encumbrances (as hereinafter defined).

     (d) JBC to Obtain Releases. JBC covenants and agrees, at its sole cost and expense, to obtain releases, at or prior to Closing, for any and all Security Interests affecting the Real Estate as of the date of Closing. In addition, JBC covenants and agrees to use its best efforts, at its sole cost and expense, to cure or remove any other Objectionable Encumbrances. Within ten (10) days after the receipt of XRG's Objection Notice, JBC shall give XRG written notice ("JBC's Title Notice") specifying the Objectionable Encumbrances that have been removed or cured, with evidence acceptable to XRG and the Title Company of such removal or cure.

     (e) Failure to Deliver Title Notice. If JBC fails to deliver JBC's Title Notice or if JBC is unable to cure or remove the Objectionable Encumbrances to the satisfaction of XRG within ten (10) days after XRG's Objection Notice was delivered, XRG shall have the right prior to Closing to terminate this Agreement by giving JBC, BL and The Shareholders written notice thereof. In the event XRG elects not to terminate this Agreement and to proceed with the Closing, then all Objectionable Encumbrances that have not been cured or removed shall be deemed waived. All items reflected on the Survey to which no objection is made and all Objectionable Encumbrances which are subsequently waived are referred to as the "Permitted Encumbrances."

     (f) Property  Inspection.  XRG may, at its option and expense within thirty
(30) days following the Effective Date ("Inspection Period"), conduct inspections, tests and investigations of the Real Estate as XRG deems necessary to determine suitability for XRG's business. JBC shall grant reasonable access to the Real Estate to XRG, its agents, contractors and assigns for the purpose of conducting the inspections. XRG may terminate this Agreement by written notice to JBC prior to expiration of the Inspection Period if the inspections reveal, in XRG's sole judgment, any conditions that are reasonably unsatisfactory to XRG, unless JBC elects to repair such conditions to XRG's satisfaction.

     (g) Warranties Regarding Real Estate. To induce XRG to enter into this Agreement, JBC makes the following warranties and representations, all of which shall be true and correct as of the date of Closing and shall survive the Closing.

          (i) JBC now has and will have at Closing good and indefeasible title in fee simple to the Real Estate and no party, except as herein set forth, has or shall have any right in, or to acquire, the Real Estate;

          (ii) at the Closing, the Real Estate shall be free and clear of all encumbrances except Permitted Encumbrances;

          (iii) there are no actions, suits, claims, assessments, or proceedings pending or, to the knowledge of JBC, threatened that could materially adversely affect the ownership, operation, or maintenance of the Real Estate or JBC's ability to perform hereunder;

          (iv) JBC has full right, power, and authority to execute, deliver, and perform this Agreement without obtaining any further consents or approvals from, or the taking of any other actions with respect to, any third parties;

          (v) no uncured breach or default, whether declared or not, including, without limitation, nonpayment of any sum or nonperformance of any obligation, exists under, or with regard to, any obligation of JBC that is secured by a lien on the Real Estate;

          (vi) the location, construction, occupancy, operation, and use of the Real Estate does not violate any applicable law, statute, ordinance, rule, regulation, order, or determination of any governmental authority, or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Real Estate, including, without limitation, all applicable zoning ordinances and building codes, flood disaster laws, and Environmental, Health, and Safety Requirements;

          (vii) JBC has not obtained, and is not required to obtain, and JBC has no knowledge of any reason XRG will be required to obtain, any permits, licenses, or similar authorizations to construct, occupy, operate, or use any buildings, improvements, fixtures, and equipment forming a part of the Real Estate by reason of any Environmental, Health, and Safety Requirements;

          (viii) all leases on the Real Estate, if any, are now and at the Closing will be in full force and effect, to the best of JBC's knowledge, JBC is not in default in its obligations as landlord, no tenant has any right to cancel or terminate its lease as a result of this transaction or by reason of any existing facts known to Seller, no tenant has any right to extend or renew its lease except as indicated in the leases, no tenant is entitled to any concession, rebate, or refund, none of the leases have been assigned, pledged, or encumbered except to the holder of any mortgage on the Real Estate, and no claims or litigation, actual or threatened, exist with regard to any of the leases;

          (ix) the unpaid balance of any mortgage, if any, is as set forth on Exhibit _____, the note and the mortgage are not now, nor will at the Closing be, in default, and true copies of such note and mortgage have been delivered by XRG;

          (x) there are, and will be, no special taxes or assessments for any improvements made or installed on the Real Estate prior to the Closing and all storm and sanitary sewers, the paving of roads and streets, and all curbs and gutters have been installed and paid for;

          (xi) the Real Estate is serviced by municipal water and either the municipal sewer system or the septic tanks and leaching fields, if any, are wholly contained within the boundaries of the Real Estate;

          (xii) all utility lines (including sanitary and storm sewers) enter the Real Estate through public streets or through dedicated rights of way or equivalent servitudes;

          (xiii) JBC has no knowledge of any zoning or building violations or any action, suit, or proceeding pending or threatened against or affecting the Real Estate or any portion thereof in any court or before or by any federal, state, county, or municipal department, commission, board, or agency or other governmental instrumentality;

          (xiv) all occupancy and use permits, licenses, and certificates necessary for the use of the Real Estate have been duly issued by the appropriate authorities;

          (xv) JBC agrees to indemnify and hold XRG harmless with respect to any mechanic's and materialmen's liens against the Real Estate arising out of any work performed or materials furnished by or on JBC's behalf or request;

          (xvi) at the time of the Closing, there will be no collective bargaining or union contracts affecting the Real Estate;

          (xvii) there is no condemnation threatened or pending against the Real Estate or any part thereof;

          (xviii) there are no material defects with regard to any of the structural components of the buildings on the Real Estate, the roof and exterior walls are free of leaks, and the electrical, mechanical, plumbing, and HVAC systems are in good working order;

          (xix) JBC has not received any notices from any insurance company of any defects or inadequacies in the Real Estate or any part thereof which would materially and adversely affect the insurability of the Real Estate or the premiums for the insurance thereon, and no notice has been given by any insurance company which has issued a policy with respect to any portion of the Real Estate requesting the performance of any repairs, alterations, or other work which has not been complied with;

          (xx) there are no parties in possession of any portion of the Real Estate, whether as lessees, tenants at sufferance, trespassers or otherwise, except for tenants under written leases that have been disclosed to XRG;

          (xxi) the improvements and structures on the Real Estate are not within any area determined to be flood-prone under the Federal Flood Protection Act of 1973;

          (xxii) the Real Estate and JBC are not currently in violation of or subject to (i) any existing, pending, or threatened investigation or inquiry by any governmental authority arising from, related to, or in connection with one or more actual or alleged violation(s) of the Americans with Disabilities Act (the "ADA"), or (ii) any remedial obligations under or imposed by the ADA; and

          (xxiii) JBC shall immediately notify XRG of any material change with respect to the Real Estate or any information heretofore or hereafter furnished to XRG with respect to the Real Estate.

     (h) Warranty Deed. At the Closing, JBC shall deliver to XRG a general warranty deed, with the standard covenants of title, conveying the Real Estate to XRG.

     (i) Title Insurance Policy. JBC shall deliver to XRG, at Closing, a form of owner's policy of title insurance ("Title Policy") issued by the Title Company in the full amount of the purchase price of the Real Estate insuring XRG's indefeasible fee simple title to the Real Estate, subject only to the Permitted Encumbrances and the printed exceptions contained in the standard form of an owner's policy of title insurance.

     (j) XRG's Payment Obligations. At Closing, XRG shall pay for all charges for the recordation of the instruments conveying title to the Real Estate.

     (k) JBC's Payment Obligations. At Closing, JBC shall pay for: (i) the premium for the Title Policy; (ii) all charges for tax certificates; (iii) all charges for the preparation and recording of any instruments required to clear JBC's title for conveyance in accordance with the provisions of this Agreement; and (iv) the cost of the Survey (if not previously paid).

     (l) Adjustments at Closing. Ad valorem taxes and all other taxes and assessments affecting the Real Estate for 2003 shall be prorated between JBC and XRG as of the Closing Date and XRG shall assume the payment thereof after the Closing Date. If the actual amounts to be prorated are not known as of the Closing Date, the prorations shall be made on the basis of the best evidence then available, and thereafter when actual figures are received, a cash settlement will be made between JBC and XRG.

     (m) Operation of the Real Estate. During the period between the Effective Date and the Closing, JBC shall:

          (i) keep the Real Estate in good repair and condition, including making necessary repairs and replacements;

          (ii)  comply   with  all  state  and   municipal   laws,   ordinances,
     regulations, and orders relating to the Real Estate;

          (iii) comply with all the terms, conditions, and provision of all leases, liens, mortgages, agreements, insurance policies, and other contractual arrangements relating to the Real Estate, make all payments due thereunder, and suffer no default therein;

          (iv) without written approval of XRG, neither negotiate nor enter into any new contract or modify any existing contract affecting the use or operation of the Real Estate;

          (v) operate, manage, and maintain the Real Estate in the usual and customary manner;

          (vi) promptly notify XRG in writing if any material change occurs in the occupancy or conditions affecting the Real Estate;

          (vii) not, without XRG's prior written consent, enter into, amend, or terminate any lease, or institute any proceeding at law or in equity to enforce any lease, covering the Real Estate; and

          (viii) provide XRG and its representatives, employees, and agents full and complete access, during normal business hours, to the Real Estate.

     (n) Casualty Loss. As used in this section, the term "Casualty Loss" shall mean any destruction by fire, storm, or other casualty or any taking in condemnation or under the right of eminent domain of the Real Estate or portion thereof, in each case prior to Closing. JBC shall promptly give XRG written notice ("Casualty Notice") of any Casualty Loss of which JBC becomes aware. XRG shall have the option, which must be exercised within ten (10) days after its receipt of the Casualty Notice, to terminate this Agreement or to proceed with the Closing. If XRG elects to proceed with Closing, it shall acquire the Real Estate in accordance with the terms hereof and JBC shall transfer to XRG all unpaid insurance proceeds, claims, awards, and other payments arising out of such Casualty Loss and pay to XRG all sums paid to JBC as insurance proceeds, awards, or other payments arising out of such Casualty Loss. JBC shall not voluntarily compromise, settle, or adjust any amounts payable by reason of any Casualty Loss without first obtaining the written consent of XRG.

     9. Miscellaneous.

     (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder.

     (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party.

     (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, letters of intent, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party or Parties; provided, however, that XRG may (i) assign any or all of its rights and interests hereunder to one or more of its affiliates and
(ii) designate one or more of its affiliates to perform its obligations hereunder (in any or all of which cases XRG nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (f)   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g) Headings. The section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to JBC or BL:

                  J. Bently Companies, Inc.
                  P.O. Box 272
                  Sweetwater, TN  37874-0272


                  If to The Shareholders:

                  c/o J. Bently Companies, Inc.
                  P.O. Box 272
                  Sweetwater, TN  37874-0272


                  If to XRG:

                  XRG, Inc.
                  5301 W. Cypress Street
                  Suite 111
                  Tampa, FL  33607
                  ATTN: Kevin P. Brennan

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

     (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (1) Expenses. Each of XRG, JBC, BL and The Shareholders will bear its or his own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement or the transactions contemplated hereby or the enforcement thereof.

     (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure
Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

     (n) Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

     (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction to prevent any breach of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the State of Florida, in addition to any other remedy to which it may be entitled, at law or in equity.

     (p) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of the courts of the State of Florida in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9(h) above. Nothing in this Section 9(p), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity


     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

                                XRG, INC.

                                By:

                                Title:


                                J. BENTLY COMPANIES,
                                INCORPORATED

                                By:

                                Title:


                                BENTLY LOGISTICS, INCORPORATED

                                By:

                                Title:


                                The Shareholders:


                                Signature


                                Printed Name



                                Signature


                                Printed Name

Attachments:

Exhibit A:        Furniture, Fixtures and Equipment
Exhibit B:        Acquired Contracts and Agreements
Exhibit C:        Bill of Sale
Exhibit D:        Assignment of Contracts
Exhibit E:        Description of Real Estate